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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement of Keryx Biopharmaceuticals, Inc. on Form S-3 of our report dated April 6, 2004 (relating to the consolidated financial statements of Access Oncology, Inc. and Subsidiaries not presented separately herein) appearing in Form 8-K/A of Keryx Biopharmaceuticals, Inc. filed with the Securities and Exchange Commission on April 20, 2004.

DELOITTE & TOUCHE LLP
New York, New York
September 28, 2004